Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

Subsidiary Name	Jurisdiction of Formation
Arista SAS	France
Asterion Belgium N.V.	Belgium
Asterion Denmark A/S	Denmark
Asterion DM Finland A.B.	Finland
Asterion France S.A.S	France
Asterion International GmbH	Germany
Asterion Sweden A.B.	Sweden
BancTec (Canada), Inc.	Ontario
BancTec (Philippines), Inc.	Philippines
BancTec (Puerto Rico), Inc.	Delaware
BancTec B.V.	Netherlands
BancTec Europe Limited	U.K.
BancTec Group LLC	Delaware
BancTec Holding N.V.	Netherlands
BancTec India Pvt. Ltd.	India
BancTec Intermediate Holding, Inc.	Delaware
BancTec Transaktionsservice GmbH	Austria
BancTec, Inc.	Delaware
BTC International Holdings, Inc.	Delaware
BTC Ventures, Inc.	Delaware
Charter Lason, Inc.	Delaware
CorpSource Holdings, LLC	Delaware
Dataforce Interact Holdings Ltd.	U.K.
Dataforce Interact Ltd.	U.K.
Deliverex, LLC	Delaware
DF Property Portfolio Ltd.	U.K.
DFG2 Holdings, LLC	Delaware
DFG2, LLC	Delaware
Digital Mailroom,LLC	Delaware
DocuData Solutions, L.C.	Texas
Drescher Euro-Label Sp Z.o.o.	Poland
Drescher Full-Service Versand GmbH	Germany
DrySign, LLC	Delaware
Economic Research Services, Inc.	Florida
ETI IP Holdings, LLC	Delaware
ETI RE Holdings, LLC	Delaware
ETI RE LLC	Delaware
ETI-MNA Holdings, LLC	Delaware
ETI-MNA, LLC	Delaware
ETI-XCV Holdings, LLC	Delaware
ETI-XCV, LLC	Delaware
Exela Enterprise Solutions, Inc.	Delaware
Exela Finance, Inc.	Delaware
Exela Intermediate, LLC	Delaware

Subsidiary Name	Jurisdiction of Formation
Exela RE LLC	Delaware
Exela Receivables 3 Holdco, LLC	Delaware
Exela Receivables 3, LLC	Delaware
Exela Technologies AB	Sweden
Exela Technologies AS	Norway
Exela Technologies BPA, LLC	Delaware
Exela Technologies BV	Netherlands
Exela Technologies doo Belgrade	Serbia
Exela Technologies ECM Solutions GmbH	Germany
Exela Technologies GmbH	Germany
Exela Technologies Holding GmbH	Germany
Exela Technologies Iberica S.A.	Spain
Exela Technologies Limited	U.K.
Exela Technologies Payment Solutions Ltd.	Ireland
Exela Technologies India Private Ltd.	India
Exela Technologies RE BV	Netherlands
Exela Technologies S.A.	France
Exela Technologies s.p. z.o.o.	Poland
Exela Technologies Services SAS	France
Exela Technologies, Inc.	Delaware
Exela XBP, LLC	Delaware
ExelaPay, LLC	Texas
Fedaso France SAS	France
FTS Parent Inc.	Delaware
Glo-X, Inc.	Oklahoma
GP 2XCV Holdings, LLC	Delaware
GP 2XCV LLC	Delaware
GP 3XCV LLC	Delaware
GP Auto Empire Ltd.	Ireland
HOV Enterprise Services, Inc.	New Jersey
HOV Global Services Ltd.	U.K.
HOV Services, (Beijing) Ltd.	China
HOV Services, (Nanchang) Ltd.	China
HOV Services, Inc.	Delaware
HOV Services, LLC	Nevada
HOVG, LLC	Nevada
Ibis Consulting, Inc.	Rhode Island
Imagenes Digitales S.A. de C.V.	Mexico
J & B Software, Inc.	Pennsylvania
Kinsella Media, LLC	Delaware
Lason International, Inc.	Delaware
LexiCode Healthcare, Inc.	Philippines
Managed Care Professionals, LLC	Delaware
Meridian Consulting Group, LLC	Nevada
NEON Acquisition, LLC	Delaware
Novitex Enterprise Solutions Canada, Inc.	Ontario
Novitex Government Solutions, LLC	Delaware
Novitex Holdings, Inc.	Delaware

Subsidiary Name	Jurisdiction of Formation
Novitex Intermediate, LLC	Delaware
O.T. Drescher AG	Switzerland
Orone Contact SARL	Morocco
Pangea Acquisitions, Inc.	Delaware
PCH Subscription Services, LLC	Delaware
Plexus Europe Ltd.	U.K.
Plexus Global Finance, LLC	Delaware
Promotora de Tecnolgia, S.A. de C.V.	Mexico
RC4 Capital, LLC	Delaware
Recognition de Mexico S.A. de C.V.	Mexico
Recognition Mexico Holding, Inc.	Delaware
Regulus America LLC	Delaware
Regulus Group II LLC	Delaware
Regulus Group LLC	Delaware
Regulus Holding Inc.	Delaware
Regulus Integrated Solutions LLC	Delaware
Regulus West LLC	Delaware
Rust Consulting, Inc.	Minnesota
Rustic Canyon III, LLC	Delaware
S-Corp Philippines, Inc.	Philippines
SDS Applications Limited	U.K.
SDS Trading Applications Limited	U.K.
Services Integration Group, L.P.	Delaware
SIG-G.P., L.L.C.	Delaware
SourceCorp BPS, Inc.	Delaware
Sourcecorp de Mexico S.A. de C.V.	Mexico
SourceCorp Legal, Inc.	Delaware
SourceCorp Management, Inc.	Texas
SOURCECORP, Inc.	Delaware
SourceHOV Canada Company	Nova Scotia
SourceHOV HealthCare, Inc.	South Carolina
SourceHOV Holdings, Inc.	Delaware
SourceHOV India Pvt. Ltd.	India
SourceHOV LLC	Delaware
TRAC Holdings, LLC	Delaware
TRAC, LLC	Nevada
TransCentra, Inc.	Delaware
United Information Services, Inc.	Iowa
XBP Europe, Inc.	Delaware
XBP Europe Holdings, Inc.	Delaware
XCV-EMEA, LLC	Delaware
XCV-HM, LLC	Delaware
XCV-STS, LLC	Delaware